UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 14, 2006

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 7.01.                                              Regulation FD Disclosure

On December 14, 2006, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) issued an order resulting from the “ZAI Science Trial” (i) stating that there is no dispute regarding the fact that Grace’s former attic insulation product, Zonolite Attic Insulation (“ZAI”) is contaminated with asbestos and can release asbestos fibers when disturbed, but (ii) finding that there is no unreasonable risk of harm from ZAI.  In a memorandum opinion accompanying the order, the Bankruptcy Court scheduled a status conference for January 2007 to consider whether any of the claimants’ theories of liability still need to be addressed and what claims, if any, may still remain.

The foregoing announcement of the Bankruptcy Court’s order and memorandum opinion does not purport to be a complete description of such documents and is qualified in its entirety by reference to the order and memorandum opinion which are available on the Grace website at www.grace.com/Investor/SECFilings.aspx for at least the next 30 days and in the records of the Bankruptcy Court.

Grace generally does not provide updates or other information regarding its legal proceedings, including its Chapter 11 case, except as required by applicable law.  Grace undertakes no obligation to publicly release any revisions to the information contained in this announcement, or to update this information to reflect events or circumstances occurring after the date of this announcement except as required by applicable law.

The information set forth in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated:  December 15, 2006